(File Nos. 033-12213 and 811-05037)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under Rule 14a-12

PROFESSIONALLY MANAGED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Winslow Green Mutual Funds recently sent you material regarding an important upcoming shareholder vote.  The vote is scheduled for July 27, 2009, and our records indicate that we have not yet received your proxy vote. We are sending you this note to ask you to submit your vote as soon as possible, in order to allow the Funds to complete the voting process.  Your vote is very important and we very much appreciate your cooperation.  IF YOU HAVE ALREADY VOTED, THANK YOU VERY MUCH.

1-866-412-8384

Voting is very important.	The Winslow Green Mutual Funds have made it very easy for you to vote. Choose one of the following methods:
	●	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

Please vote now to be	●	Log on to the website noted on your proxy card, enter your control number printed on the card and vote by following the on-screen prompts.
sure your vote is
received in time for the	●	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.
July 27, 2009 Deadline.
	●	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

WR